FORM 8-K/A-2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2008

PARADIGM MEDICAL INDUSTRIES, INC.
(Exact name of registrant as specified in this Charter)

Delaware	0-28498	87-0459536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 South 1070 West, Salt Lake City, Utah	84119
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 977-8970

Does Not Apply
(Former name or former address, if changed since last report)

SECTION 4  Matters Related to Accountants and Financial Statements

ITEM 4.02 Non-reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On December 17, 2007, Paradigm Medical Industries, Inc. (the "Company") received a letter from the Securities and Exchange Commission (the "Commission") stating that the staff had reviewed the financial statements and related documents in the Company's Form 10-KSB for the fiscal year ending December 31, 2006.  As a result of its review, the staff had several comments on the disclosures in the financial statements of the December 31, 2006 Form 10-KSB.  The letter additionally stated that in future filings the Company's Form 10-KSB should be revised in response to the comments.

On March 14, 2008, the Company filed a letter with the Commission responding to the December 17, 2007 comment letter from the Commission.  After reviewing the Company's response to the December 17, 2007 comment letter, the Commission staff arranged for a telephone conference with the Company's executive officers on March 26, 2008 to discuss the Company's March 14, 2008 letter.  The staff expressed its view during the telephone conference that the $5,139,010 in convertible notes the Company issued to investors during the period from April 27, 2005 to December 24, 2007 to obtain funding for the Company's ongoing operations  contained embedded derivatives.  As a consequence, in disclosing these convertible notes in the financial statements of the Company's Form 10-KSB for the fiscal year ending December 31, 2006, the Company did not correctly follow the disclosure requirements of Statement of Financial Accounting  Standards No. 133 ("SFAS No. 133"), Accounting for Derivative Instruments and Hedging Activities, which was issued by the Financial Accounting Standards Board.  The staff requested that in order to comply with the disclosure requirements of SFAS No. 133, the Company would need to value the convertible notes in the financial statements of its Form-KSB using a binomial lattice model that values all embedded derivatives in the convertible notes, such as conversion options, interest rate resets and put options.

On April 17, 2008 the Company's executive officers had another telephone conference with the Commission staff to discuss further issues concerning compliance with SFAS No. 133 by valuing the convertible notes in the financial statements using the binomial lattice model.  The Company was advised during the conference by the Commission staff that it would not be required to amend its Form 10-KSB for the fiscal years ended December 31, 2006 and 2005, but the Form 10-KSB for the fiscal year ended December 31, 2007 must include revised financial information and disclosures for fiscal 2006 and 2005 as a result of valuing the convertible notes using the binomial lattice model.

On April 24, 2008, the Company entered into an agreement with Monarch Bay Management Company to value the Company's convertible notes pursuant to SFAS No. 133 using the binomial lattice model.  Monarch Bay completed its valuation work on the convertible notes on May 5, 2008.  The Company paid a total of $32,000 for Monarch Bay's valuation report.

Upon receipt of Monarch Bay's valuation report on the Company's convertible notes, Louis A. Mostacero, the Company's Vice President of Finance and Chief Financial Officer, refigured and recalculated the financial statements in the Company's Form 10-KSB reports for the years ended December 31, 2006 and 2005 and the Company's Form 10-QSB reports for the periods ended March 31, 2006, June 30, 2006, September 30, 2006, March 31, 2007, June 30, 2007, and September 30, 2007.  Mr. Mostacero completed the revisions of these financial statements on May 9, 2008.  On May 9, 2008, an initial draft of these revised financial statements was forwarded to the Company's independent accountants, Chisholm, Bierwolf & Nilson, LLC, and the Company's legal counsel, Mackey Price Thompson & Ostler.

On May 12, 2008, on the basis of discussions with the Company's independent accountants and legal counsel, the Company's executive officers determined that the financial statements in the Company's form 10-KSB reports for the years ended December 31, 2006 and 2005, and the Company's Form 10-QSB reports for the periods ended March 31, 2006, June 30, 2006, September 30, 2006, March 31, 2007, June 30, 2007, and September 30, 2007, should no longer be relied upon because of errors in such financial statements.  These errors required material changes to the Company's financial statements for the years ended December 31, 2006 and 2005 and the interim periods for the years ended December 31, 2007 and 2006.

2

As a result of using the binomial lattice model to value the convertible notes in the financial statements, certain amounts that were recorded in the financial statements for the fiscal year ended December 31, 2006 were incorrect.  In the Statement of Operations for the twelve months ended December 31, 2006, the net loss was overstated by $618,000.  It should have been reported as  a net loss of $1,198,000 rather than a net loss of $1,816,000 as previously reported.  This difference in the net loss was primarily the result of recognizing in the previously reported financial statements an expense of $1,207,000 in other expenses rather than an expense of $207,000 and not recognizing in the previously reported financials an expense of $952,000 for interest expense-accretion of debt discount, which was partially offset by a $570,000 gain on derivative valuation.  In the Balance Sheet as of December 31, 2006, total long-term liabilities were overstated by $1,122,000.  They should have been reported as $1,533,000 rather than $2,655,000 as previously reported.  This difference in total long-term liabilities was primarily the result of recognizing in the previously reported financial statements a $1,288,000 decrease in convertible notes payable, net of discount.

Certain amounts in the financial statements for the fiscal year ended December 31, 2005 were also incorrect as a result of valuing the convertible notes using the binomial lattice model.  In the Statement of Operations for the twelve months ended December 31, 2005, the net loss was overstated by $4,004,000.  It should have been reported as a net loss of $1,385,000 rather than a net loss of $5,389,000 as previously reported.  The difference in the net loss was primarily the result of recognizing in the previously reported financial statements an expense of $2,870,000 in other expenses rather than an expense of $370,000 and not recognizing in the previously reported  financials a $3,974,000 gain in derivative valuation, which was partially offset by a $1,669,000 expense in initial fair value of derivative and warrant.  In the Balance Sheet as of December 31, 2005, total long-term liabilities were overstated by $1,504,000.  They should have been reported as $534,000 rather than $2,038,000 as previously reported.  This difference in total long-term liabilities was primarily the result of recognizing in the previously reported financial statements a $1,669,000 decrease in convertible notes payable, net of discount.

On May 16, 2008, the Company filed a Form 10-KSB for the fiscal year ended December 31, 2007, which included revised financial information and disclosures for the years ended December 31, 2006 and 2005, as a result of valuing the convertible notes using the binomial lattice model.  Also included in the Form 10-KSB for the year ended December 31, 2007 were revised and restated financial statements for the periods ended March 31, 2006, June 30, 2006, September 30, 2006, March 31, 2007, June 30, 2007, and September 30, 2007.

As the certifying officers, Mr. Mostacero and I believe that, as of the end of the years ended December 31, 2006 and 2005, the Company's disclosure controls and procedures were not effective and adequate because, in disclosing the convertible notes in the financial statements of the Company's Form 10-KSB reports for the years ended December 31, 2006 and 2005 and the interim periods for the years ended December 31, 2007 and 2006, the Company did not correctly follow the disclosure requirements of SFAS No. 133.  However, because the Company utilized Monarch Bay's valuation reports to value the convertible notes in the financial statements of the Company's Form 10-KSB for the year ended December 31, 2007 in compliance with the disclosure requirements of SFAS No. 133, the certifying officers believe the Company's disclosure controls and procedures were effective and adequate as of the end of the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM MEDICAL INDUSTRIES, INC.
(Registrant)

Date: June 12, 2008	By	/s/ Raymond P.L. Cannefax
Raymond P.L. Cannefax
President and Chief Executive Officer

3

MACKEY PRICE THOMPSON & OSTLER
A Professional Corporation
Attorneys and Counselors at Law

American Plaza II
57 West 200 South, Suite 350
Salt Lake City, UT 84101-3663

Telephone 801-575-5000
Randall A. Mackey	Fax 801-575-5006
rmackey@mpwlaw.com

June 12, 2008

VIA EDGAR AND FEDERAL EXPRESS

Division of Corporation Finance
Securities and Exchange Commission
100 F Street, N.E., Mail Stop 6010
Washington, D.C. 20549

Attn:     David Burton
Staff Accountant

Re:       Paradigm Medical Industries, Inc.
Item 4.02  Form 8-K
Filed June 2, 2008
File No. 0-28498

Dear Mr. Burton:

Paradigm Medical Industries, Inc. (the "Company") is in receipt of the letter dated June 2, 2008 with respect to the above-referenced Form 8-K/A dated June 2, 2008.  The Company's responses to the comments are set forth below.  For ease of reference, we have set forth the comments and the Company's responses to such comments.

Item 4-02.  Non-Reliance on Previously Issued Financial Statements

1.
Please refer to prior comment 1.  Contrary to your response, there is no indication that you have concluded that the financial information previously reported in your annual report on Form 10-KSB for the year ended December 31, 2006 should no longer be relied upon because of an error in such financial statements.  Please disclose when you concluded that your financial statements should no longer be relied upon.  In addition, please amend your filing to identify the financial statements and years or periods covered that should no longer be relied upon.  Specifically, financial statements for the years ended December 31, 2006 and 2005.  Refer to the guidance in Item 4.02(a) under Section 4 of Form 8-K.

June 12, 2008

Response:

The Form 8K/A has been revised to disclose when the Company concluded that its financial statements should no longer be relied upon.  In addition, the Form 8-K/A has been revised to identify the financial statements and years or periods covered that should no longer be relied upon.

2.
Please refer to prior comment 3.  In response to our comment, we note the last paragraph added to this report referencing your disclosure controls and procedures.  We further note your statement that for the periods covered by Form 10-KSB as of the years ended December 31, 2006 and 2005, your certifying officers believe that the company's disclosure controls and procedures are effective "except for the determination and valuation of the embedded derivatives associated with the convertible notes."  Given the exception noted, it remains unclear whether your certifying officers have concluded that your disclosure controls and procedures are effective.  Please revise your disclosure to state, in clear and unqualified language, the conclusions reached by your certifying officers on the effectiveness of your disclosure controls and procedures.  For example, if true, you can state that your disclosure controls and procedures are effective including consideration of the identified matters, so long as you provide appropriate disclosure explaining how the disclosure controls and procedures were determined to be effective in light of the identified matters.  Or, if true, you can state that given the identified matters, your disclosure controls and procedures are not effective.  You should not, however, state the conclusion in your current disclosure, which appears to state that your disclosure controls and procedures are effective except to the extent they are not effective.

Response:

The Form 8-K/A has been revised to state that the certifying officers concluded that the Company's disclosure controls and procedures were not effective and adequate as of the end of the years ended December 31, 2006 and 2005 because, in disclosing the convertible notes in the financial statements of the Company's Form 10-KSB reports for the years ended December 31, 2006 and 2005 and the interim periods for the years ended December 31, 2007 and 2006, the Company did not correctly follow the disclosure requirements of Statement of Financial Accounting Standards (SFAS) No. 133.

3.	In future filing, please revise the date of report on the amended Form 8-K so that it is consistent with the date on the initial Form 8-K -- i.e., March 26, 2008.

Response:

The Form 8-K/A has been revised to disclose the date of report as March 26, 2008, the date on the initial Form 8-K.

If you have any questions, please do not hesitate to call me at (801) 575-5000.

Very truly yours,

/s/ Randall A. Mackey

Randall A. Mackey